Exhibit 10.1

DIGITAL TURBINE, INC.

A Delaware corporation

8.75% CONVERTIBLE NOTES DUE 2020

INITIAL PURCHASER AGREEMENT

September 23, 2016

CONVERTIBLE NOTE INITIAL PURCHASER AGREEMENT

Digital Turbine, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to BTIG, LLC (the “Initial Purchaser”) $16,000,000 principal amount of its 8.75% convertible notes due September 23, 2020 (the “Notes”). The Notes will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantee” and together with the Notes, the “Securities”) by the wholly-owned subsidiaries of the Company listed on the signature pages hereto as guarantors (the “Guarantors”). The Securities will be issued pursuant to the provisions of an Indenture, which will be substantially in the form attached hereto as Exhibit A (the “Indenture”), to be entered into on the Closing Date (as defined below), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be convertible into shares of common stock of the Company (the “Underlying Securities”). On the Closing Date, the Company and U.S. Bank National Association, as warrant agent (the “Warrant Agent”) will also enter into a warrant agreement, which will be substantially in the form attached hereto as Exhibit B (the “Warrant Agreement”).

The Securities will be offered to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof. The Initial Purchaser has advised the Company that it will make offers and resales of the Securities purchased from the Company to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, which will be substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), to be entered into on the Closing Date, among the Company, the Guarantors and the Initial Purchaser.

In connection with the sale of the Securities, the Company and the Guarantors have prepared a preliminary offering memorandum dated September 22, 2016 (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company and the Guarantors. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule I hereto. As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company or the Guarantors with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.          Representations and Warranties. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the Initial Purchaser that:

(a)          (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied with, or will comply with, when filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum does not at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company and the Guarantors, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchaser to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum based upon information relating to the Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.

(b)          Except for the Additional Written Offering Communications, if any, identified in Schedule I hereto, and electronic road shows, if any, furnished to the Initial Purchaser before first use, the Company and the Guarantors have not prepared, used or referred to, and will not, without the prior consent of the Initial Purchaser, prepare, use or refer to, any Additional Written Offering Communication.

(c)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d)          Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation or a limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, and at the Closing Date will be free and clear of all liens, encumbrances, equities or claims.

(e)          This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(f)          The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

(g)          The shares of common stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(h)          The common stock of the Company is registered pursuant to the Exchange Act and is listed on NASDAQ, and the Company has taken no action designed to terminate the registration of its common stock under the Exchange Act or to delist its common stock from NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

(i)          The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and the Warrant Agreement and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be valid and binding obligations of the Company or the Guarantors, as applicable, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture, the Registration Rights Agreement and the Warrant Agreement pursuant to which such Securities are to be issued. The Guarantee conforms to the description thereof in the Time of Sale Memorandum and the Final Memorandum.

(j)          The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(k)          Each of the Indenture, the Registration Rights Agreement and the Warrant Agreement has been duly authorized, and, as of the Closing Date, will be duly executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(l)          Each of the Indenture and the Registration Rights Agreement has been duly authorized, and, as of the Closing Date, will be duly executed and delivered by, and will be a valid and binding agreement of, each of the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(m)          The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Warrant Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Warrant Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement.

(n)          The execution and delivery by the Guarantors of, and the performance by the Guarantors of their respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificates of incorporation or by-laws of the various Guarantors or any agreement or other instrument binding upon the Guarantors or any of their subsidiaries that is material to a given Guarantor and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantors or any of their subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Guarantors of their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by federal and state securities laws with respect to the Guarantors’ obligations under the Registration Rights Agreement.

(o)          There has not occurred any material adverse change, or development involving a reasonably likely prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to prospective purchasers of the Securities.

(p)          Other than proceedings accurately described in all material respects in the Time of Sale Memorandum, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company or the Guarantors to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Warrant Agreement or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum.

(q)          The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (ii) have received all permits, licenses or other approvals required of them under applicable laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where under any of the foregoing such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)          The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s)          Neither the Company, any of the Guarantors nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(t)          It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(u)          The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(v)         Neither the Company, any of the Guarantors nor any of their respective subsidiaries or affiliates, nor to the Company’s knowledge, any director, officer, employee, agent or representative of the Company, the Guarantors or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Guarantors and their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(w)          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(x)          (i) Neither the Company, nor any of its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, employees, agents, affiliates or representatives, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

      (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); nor

     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

             (ii) The Company and its subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

    (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

            (iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y)          The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company or the Guarantors, as applicable), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(z)          The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or Guarantors’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or Guarantors’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or Guarantors’ internal control over financial reporting.

2.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company $16,000,000 principal amount of Notes at a purchase price of 92.75% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date, and the Guarantors agree to issue the Guarantee to be affixed to the Notes.

3.          Terms of Offering. The Initial Purchaser has advised the Company that the Initial Purchaser will make an offering of the Securities purchased by the Initial Purchaser hereunder as soon as practicable after this Agreement is entered into as, in the Initial Purchaser’s judgment, is advisable.

4.          Payment and Delivery. Payment for the Securities shall be made by the Initial Purchaser to the Company in federal or other funds immediately available in New York City against delivery of such Securities for the account of the Initial Purchaser at 10:00 a.m., New York City time, on September 28, 2016, or at such other time on the same or such other date, not later than September 30, 2016, as shall be designated in writing by the Initial Purchaser. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Securities shall be delivered in global form, with the Guarantee affixed to the Notes, not later than one full business day prior to the Closing Date. The Securities shall be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC, for the account of the Initial Purchaser, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchaser duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5.          Conditions to the Initial Purchaser’s Obligation. The obligation of the Initial Purchaser to purchase and pay for the Securities on the Closing Date is subject to the following conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any actual event, circumstance or change having a material adverse effect, or a development involving a reasonably likely prospective material adverse effect, on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in the Initial Purchaser’s reasonable determination, is material and adverse and that makes it, in the Initial Purchaser’s reasonable determination, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b)          The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and the Guarantors, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case, such representations and warranties shall be true and correct as of such other date) and that the Company and the Guarantors have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Initial Purchaser shall have received on the Closing Date, the following:

(i)          the Indenture, duly executed and delivered by the Company, the Guarantors and the Trustee;

(ii)         the Warrant Agreement, duly executed and delivered by the Company and the Warrant Agent; and

(iii)        the Registration Rights Agreement, duly executed and delivered by the Company and the Guarantors.

(d)          The Initial Purchaser shall have received on the Closing Date an opinion and negative assurance statement of Manatt, Phelps & Phillips, LLP, outside counsel for the Company and the Guarantors, dated the Closing Date, to the effect set forth in Exhibit D. Such opinion and negative assurance statement shall be rendered to the Initial Purchaser at the request of the Company and the Guarantors and shall so state therein.

(e)          The Initial Purchaser shall have received on the Closing Date an opinion of O’Melveny & Myers LLP, counsel for the Initial Purchaser, dated the Closing Date, to the effect set forth in Exhibit E.

(f)          The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser, from SingerLewak LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6.          Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant with the Initial Purchaser as follows:

(a)          To furnish to the Initial Purchaser in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Final Memorandum and any supplements and amendments thereto as the Initial Purchaser may reasonably request.

(b)          Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to the Initial Purchaser a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Initial Purchaser objects.

(c)          To furnish to the Initial Purchaser a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company or the Guarantors and not to use or refer to any proposed Additional Written Offering Communication to which the Initial Purchaser reasonably objects.

(d)          If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e)          If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)          To furnish such information as may be reasonably required and otherwise to cooperate with the Initial Purchaser to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser shall reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Securities).

(g)          To apply the net proceeds from the sale of the Securities in accordance with the statements under the caption “Use of Proceeds” in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum.

(h)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and Guarantors’ counsel and the Company’s and Guarantors’ accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company or the Guarantors and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser, in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with road show presentations with the prior approval of the Company or the Guarantors, travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with any road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other cost and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6 (and subject to the aggregate limit of $100,000 for out-of-pocket expenses reimbursed by the Company to the Initial Purchaser pursuant to this Section 6), Section 8, and the last paragraph of Section 10, the Initial Purchaser will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(i)          Neither the Company, the Guarantors nor any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(j)          Not to solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(k)          While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(l)          During the period of two years after the Closing Date, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(m)          Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

The Company also agrees that, without the prior written consent of the Initial Purchaser, it will not, during the period ending 90 days after the date of the Final Memorandum ( the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement, (b) the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as disclosed in the Company’s filings with the Commission, (c) issuances of options or grants of restricted stock under the Company’s stock option and incentive plans, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period.

7.          Offering of Securities; Restrictions on Transfer. The Initial Purchaser represents and warrants that the Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). The Initial Purchaser agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (1) QIBs or (2) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (“institutional accredited investors”) that, prior to their purchase of the Securities, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in a representational letter that, in either case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer Restrictions”.

8.          Indemnity and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, each person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum or any amendment or supplement thereto, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company or any of the Guarantors, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Company or any of the Guarantors in writing by the Initial Purchaser expressly for use therein.

(b)          The Initial Purchaser agrees to indemnify and hold harmless the Company and the Guarantors, their directors, their officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Company or the Guarantors in writing by the Initial Purchaser expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by or referred to by the Company, Guarantors, road show, or the Final Memorandum or any amendment or supplement thereto.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel shall have been reasonably concluded (based on the advice of counsel) to be inappropriate due to an actual conflict between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchaser bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the one hand, or by the Initial Purchaser on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          The Company, the Guarantors and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)          The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser, any person controlling the Initial Purchaser or any affiliate of the Initial Purchaser or by or on behalf of the Company, the Guarantors, their respective officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.

9.          Termination. The Initial Purchaser may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the NASDAQ Global Market, (ii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by federal, New York State or California State authorities, (iv) the Company shall have received, on or after the date of this Agreement, any inquiry, notice, complaint or any other communication from a governmental body that, in the reasonable judgment of the Initial Purchaser, is material and adverse to the Company, or (v) there shall have occurred any event, circumstance or change having a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in the Initial Purchaser’s reasonable determination, is material and adverse and that makes it, in the Initial Purchaser’s reasonable determination, impracticable to market and sell the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

10.         Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Initial Purchaser prior to closing because of any inability, failure or refusal on the part of the Company or any of the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Guarantors will reimburse the Initial Purchaser for up to $50,000 of out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

11.       Entire Agreement.

(a)          This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Guarantors and the Initial Purchaser with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b)          The Company and the Guarantors acknowledge that in connection with the offering of the Securities: (i) the Initial Purchaser has acted at arms’-length, is not an agent of, and owes no fiduciary duties to, the Company, the Guarantors or any other person, (ii) the Initial Purchaser owes the Company and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchaser may have interests that differ from those of the Company or the Guarantors. The Company and the Guarantors waive to the full extent permitted by applicable law any claims it may have against the Initial Purchaser arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.         Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.         Notices. All communications hereunder shall be in writing and effective only upon receipt and:

(a)          if to the Initial Purchaser shall be delivered, mailed or sent to BTIG, LLC, 600 Montgomery Street, 6th Floor, San Francisco, CA 94111, Attn: Steve Druskin, Esq., with a copy to O’Melveny & Myers LLP, 2 Embarcadero Center, 27th Floor, San Francisco, CA 94111, Attn: Peter T. Healy, Esq.

(b)          if to the Company or any of the Guarantors shall be delivered, mailed or sent to Digital Turbine, Inc., 1300 Guadalupe Street, Suite 302, Austin, TX 78701, Attn: Chief Executive Officer, with a copy to Manatt, Phelps & Phillips, LLP, 11355 W. Olympic Blvd., Los Angeles, CA 90064, Attn: Ben Orlanski, Esq.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and each of the Guarantors have caused this Agreement to be duly executed by its authorized person as of this _____ day of September, 2016.

The Company

DIGITAL TURBINE, INC.

By:
Name:	William Stone
Title:	Chief Executive Officer

Guarantors

DIGITAL TURBINE USA, INC., a Delaware corporation		DIGITAL TURBINE ASIA PACIFIC PTY LTD., a company formed under the laws of Australia

By:		By:
Name:		Name:
Title:		Title:

DIGITAL TURBINE MEDIA, INC., a Delaware corporation

By:
Name:	William Stone
Title:	Chief Executive Officer

DIGITAL TURBINE (EMEA) LTD., a company formed under the laws of Israel

By:
Name:
Title:

By:
Name:
Title:

Company and Guarantor Signature Page to Convertible Note Initial Purchaser Agreement

IN WITNESS WHEREOF, the undersigned Initial Purchaser has caused this Agreement to be duly executed by its authorized person as of this ______ day of September, 2016.

Initial Purchaser BTIG, LLC

By:
Name:
Title:

Initial Purchaser Signature Page to Convertible Note Initial Purchaser Agreement

Schedule I

Time of Sale Memorandum

1.	Preliminary Memorandum issued September 23, 2016

2.	orally communicated pricing information, as follows:

-	Closing price of Company’s common stock on September 22, 2016: $1.24 (the latest market value of the Company’s common stock prior to the time of pricing)

-	Interest rate of Notes: 8.75%

-	Conversion price of Notes: $1.364

-	Purchasers of Notes to receive warrants subject to the Warrant Agreement to purchase 256.60 shares of common stock for every $1,000 of Note purchased at an exercise price of $1.364 per share.

I-1

EXHIBIT A

FORM OF INDENTURE

A-1

EXHIBIT B

FORM OF WARRANT AGREEMENT

B-1

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

C-1

EXHIBIT D

OPINION OF MANATT, PHELPS & PHILLIPS, LLP

D-1

EXHIBIT E

OPINION OF O’MELVENY & MYERS LLP

E-1